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                                                                                                                        Exhibit 12.1

Philadelphia Suburban Corporation and Subsidiaries
Computation of Ratio of Earnings to Fixed Charges and
    Computation of Ratio Earnings to Combined Fixed Charges
    and Preferred Stock Dividends
                                                                                  Year Ended December 31,
                                                          -------------------------------------------------------------------------
                                                            2002            2001            2000            1999            1998
                                                          ---------       ---------       ---------       ---------       ---------
Ratio of earnings to fixed charges:

    Earnings:
       Income before income taxes and
         minority interest                                $ 109,252       $  99,087       $  87,098       $  63,008       $  75,206
       Add:  fixed charges                                   42,081          41,329          41,668          34,969          33,283
       Less:  capitalized interest                           (1,389)         (1,222)         (2,688)         (1,995)         (1,245)
                                                          ---------       ---------       ---------       ---------       ---------
       Total earnings                                     $ 149,944       $ 139,194       $ 126,078       $  95,982       $ 107,244
                                                          =========       =========       =========       =========       =========

    Fixed charges:
       Interest on all indebtedness                       $  40,396       $  39,859       $  40,360       $  33,698       $  31,888
       Amortization of debt expense                           1,030             786             763             703             714
       Interest attributable to rental and
         lease expense                                          655             684             545             568             681
                                                          ---------       ---------       ---------       ---------       ---------
    Total fixed charges                                   $  42,081       $  41,329       $  41,668       $  34,969       $  33,283
                                                          =========       =========       =========       =========       =========

Ratio of earnings to fixed charges                             3.56            3.37            3.03            2.74            3.22
                                                          =========       =========       =========       =========       =========

Ratio of earnings to combined fixed charges and preferred stock dividends:

    Earnings:
       Income before income taxes and
         minority interest                                $ 109,252       $  99,087       $  87,098       $  63,008       $  75,206
       Add:  combined fixed charges                          42,081          41,329          41,668          35,102          33,543
       Less:  preferred stock dividends                           -               -               -            (133)           (260)
       Less:  capitalized interest                           (1,389)         (1,222)         (2,688)         (1,995)         (1,245)
                                                          ---------       ---------       ---------       ---------       ---------
       Total earnings                                     $ 149,944       $ 139,194       $ 126,078       $  95,982       $ 107,244
                                                          =========       =========       =========       =========       =========

    Combined fixed charges:
       Interest on all indebtedness                       $  40,396       $  39,859       $  40,360       $  33,698       $  31,888
       Amortization of debt expense                           1,030             786             763             703             714
       Interest attributable to rental and
         lease expense                                          655             684             545             568             681
    Preferred stock dividends                                     -               -               -             133             260
                                                          ---------       ---------       ---------       ---------       ---------
    Total combined fixed charges                          $  42,081       $  41,329       $  41,668       $  35,102       $  33,543
                                                          =========       =========       =========       =========       =========

Ratio of earnings to combined fixed
    charges and preferred stock dividends                      3.56            3.37            3.03            2.73            3.20
                                                          =========       =========       =========       =========       =========


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